Exhibit 21
Darling Ingredients Inc.

List of Significant Subsidiaries of the Registrant

The following are the significant subsidiaries of Darling Ingredients Inc. and the states in which they are organized.

Name	Where Organized

Griffin Industries LLC	Kentucky
Craig Protein Division, Inc.	Georgia
Darling National LLC	Delaware
Darling Green Energy LLC	Delaware
Darling AWS LLC	Delaware
Terra Holding Company	Delaware
Terra Renewal Services, Inc.	Arkansas
EV Acquisition Inc.	Arkansas
Darling Northstar LLC	Delaware
Darling Global Holdings Inc.	Delaware
DII Holdings (Gibraltar) Limited	Gibraltar
Darling (GI) Limited	Gibraltar
Darling International NL CV	The Netherlands
Darling International Netherlands B.V.	The Netherlands
Darling International Canada Inc.	Canada
Darling International NL Holding B.V.	The Netherlands
Best Commodity Trade B.V.	The Netherlands
BestHides GmbH (60%)	Germany
B.V. CTH Groep	The Netherlands
Changchun Sonac Biology Co. Ltd (65%)	China
China Millers Ltd	United Kingdom
Combinatie Teijsen van de Hengel (CTH) BV	The Netherlands
CTH België BVBA	Belgium
CTH do Brasil Indústria e Comércio de subproduto animal Ltda	Brazil
CTH Espana SL	Spain
CTH Germany GmbH	Germany
CTH GmbH	Germany
CTH Porto - Industria Alimentar Unipessoal Lda	Portugal
CTH US Inc.	Delaware
Darling 5Q B.V.	The Netherlands
Darling 5Q GmbH	Germany
Darling 5Q UK Ltd	United Kingdom
Darling Ingredients Belgium Holding BVBA	Belgium
Darling Ingredients Germany Holding GmbH	Germany

Darling Ingredients International Financial Services B.V.	The Netherlands
Darling Ingredients International Holding B.V.	The Netherlands
Darling Ingredients Nederland B.V.	The Netherlands
Darling Ingredients Nederland Holding B.V.	The Netherlands
Darling (Shanghai) Management Co. Ltd	China
Ecoson B.V.	The Netherlands
Ecoson II B.V.	The Netherlands
ecoson GmbH	Germany
ERS Germany GmbH	Germany
Global Ceramic Materials Ltd	United Kingdom
Harimex B.V.	The Netherlands
Harimex do Brazil Ltda	Brazil
Haripro SpA (50%)	Italy
Hepac B.V.	The Netherlands
Hide Service GmbH (50%)	Germany
HR-Service Nederland B.V.	The Netherlands
Hunan Teijsen Casings & Food Co. Ltd	China
IT Services B.V.	The Netherlands
Kanzler GmbH	Germany
LARU GmbH	Germany
MD Entsorgungsges. für Schlachtnebenprodukte mbH	Germany
Nederlandse Darmenhandel Nevada BV	The Netherlands
Nevada Darmen- und Schlachtnebenprodukte Handels GmbH	Germany
Qionglai Sonac Biology Co. Ltd (65%)	China
Rendac B.V.	The Netherlands
Rendac BVBA	Belgium
Rendac CES SA	Luxemburg
Rendac Icker GmbH & Co. KG	Germany
Rendac Jagel GmbH	Germany
Rendac Lingen GmbH	Germany
Rendac Rotenburg GmbH	Germany
Rendac Son B.V.	The Netherlands
Rendac Son II B.V.	The Netherlands
Rendac Transport BVBA	Belgium
Rendac UDES SPRL	Belgium
Rendac Udes Transport SPRL	Belgium
Rousselot (Da'an) Gelatin Co. Ltd (75%)	China
Rousselot (Guangdong) Gelatin Co. Ltd (75%)	China
Rousselot (M) SDN.BHD	Malaysia
Rousselot (Whenzou) Gelatin Co. Ltd (70%)	China
Rousselot (Zhejiang) Gelatin Co. Ltd (70%)	China
Rousselot Angouleme SAS	France
Rousselot Argentina SA	Argentina
Rousselot B.V.	The Netherlands
Rousselot BVBA	Belgium
Rousselot Dubuque Inc.	Delaware

Rousselot Gelatin SL	Spain
Rousselot Gelatinas do Brasil Ltda	Brazil
Rousselot GmbH	Germany
Rousselot Inc.	Delaware
Rousselot Isle sur La Sorgue SAS	France
Rousselot Japan KK	Japan
Rousselot Jellice KK (51%)	Japan
Rousselot Peabody Inc.	Massachusetts
Rousselot SAS	France
Sanrec GmbH	Germany
Siping Sonac Biology Co. Ltd (65%)	China
SNP Handels- und Beteiligungs GmbH	Germany
SNP Verwaltungs- GmbH	Germany
Sobel GmbH	Germany
Sobel Luxembourg Sarl	Luxemburg
Sonac (China) Biology Co. Ltd (65%)	China
Sonac (Luohe) Biology Co. Ltd (65%)	China
Sonac Australia PTY, Ltd	Australia
Sonac Bad Bramstedt GmbH	Germany
Sonac België BVBA	Belgium
Sonac Bergheim GmbH	Austria
Sonac Bramstedt-Nord GmbH	Germany
Sonac Brünen GmbH	Germany
Sonac Burgum B.V.	The Netherlands
Sonac Eindhoven B.V.	The Netherlands
Sonac Elsholz GmbH	Germany
Sonac Erolzheim GmbH	Germany
Sonac Gelsenkirchen GmbH	Germany
Sonac Gent BVBA	Belgium
Sonac Harlingen B.V.	The Netherlands
Sonac Hides & Skins (UK) Ltd	United Kingdom
Sonac Kiel GmbH	Germany
Sonac Lingen GmbH	Germany
Sonac Loenen B.V.	The Netherlands
Sonac Mering GmbH	Germany
Sonac Osetnica Sp.z o.o.	Poland
Sonac Son B.V.	The Netherlands
Sonac Transport BVBA	Belgium
Sonac USA LLC	Delaware
Sonac Usnice Sp.z o.o.	Poland
Sonac Versmold GmbH	Germany
Sonac Vuren B.V.	The Netherlands
Suzhou Sonac Protein Co. Ltd (52%)	China
T&K Spolka z.o.o. (50.98%)	Poland
Vada BVBA	Belgium
Zhejiang Sonac Biology Co. Ltd (65%)	China